                                                                    Exhibit 11.1


CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE


                                                                   THREE MONTHS ENDED SEPTEMBER 30, 1997
                                                                   -------------------------------------
                                                                          PRIMARY    FULLY DILUTED
                                                                           BASIS          BASIS
                                                                        ----------   -------------
A          Average Common Shares Outstanding                             5,778,940      5,778,940
                                                                        ----------     ----------
           Common Stock Equivalents:
B          Average Stock Options Outstanding                               429,005        429,005
C          Average Option Exercise Price                                $   12.224     $   12.224
                                                                        ----------     ----------
D            Exercise Proceeds (B x C)                                  $5,244,080     $5,244,080
                                                                        ----------     ----------
E          Average Market Price in Period                               $    34.37     $    35.94
F          Shares Repurchased at Market Price (D / E)                      152,568        145,922
                                                                        ----------     ----------
G            Increase in Common Shares (B - F)                             276,437        283,083
H          Unallocated Shares in Employee Stock
           Ownership Plan Trust                                            107,132        107,132
                                                                        ----------     ----------
I          Shares Outstanding and Equivalents (A + G - H)                5,948,245      5,954,891
                                                                        ==========     ==========
J          Net Income for Period                                        $4,300,000     $4,300,000
                                                                        ==========     ==========
           EARNINGS PER SHARE (J / I)                                   $     0.72     $     0.72
                                                                        ==========     ==========



                                                                   NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                   ------------------------------------
                                                                          PRIMARY      FULLY DILUTED
                                                                           BASIS           BASIS
                                                                        -----------    -------------
A          Average Common Shares Outstanding                              5,743,347       5,743,347
                                                                        -----------     -----------
           Common Stock Equivalents:
B          Average Stock Options Outstanding                                489,351         491,237
C          Average Option Exercise Price                                $    11.930     $    12.005
                                                                        -----------     -----------
D            Exercise Proceeds (B x C)                                  $ 5,838,014     $ 5,897,291
                                                                        -----------     -----------
E          Average Market Price in Period                               $     30.83     $     35.94
F          Shares Repurchased at Market Price (D / E)                       189,337         164,099
                                                                        -----------     -----------
G            Increase in Common Shares (B - F)                              300,014         327,138
H          Unallocated Shares in Employee Stock                             115,776         115,776
           Ownership Plan Trust
                                                                        -----------     -----------
I          Shares Outstanding and Equivalents (A + G - H)                 5,927,585       5,954,709
                                                                        ===========     ===========
J          Net Income for Period                                        $11,632,000     $11,632,000
                                                                        ===========     ===========
           EARNINGS PER SHARE (J / I)                                   $      1.96     $      1.95
                                                                        ===========     ===========